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                                  EXHIBIT 4.4
                   GLYKO BIOMEDICAL SHARE OPTION PLAN - 1994
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                                                                     EXHIBIT 4.4

                   GLYKO BIOMEDICAL SHARE OPTION PLAN - 1994
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                                   SECTION 1
                               GENERAL PROVISIONS

1.1  Interpretation
     --------------

     For the purposes of this Plan, the following terms shall have the following meanings:

     (a)  "Board" means the Board of Directors of the Corporation;

     (b)  "Common Shares" means the Common Shares of the Corporation;

     (c)  "Corporation" means Glyko Biomedical Ltd.;

     (d) "Consultant" means an individual (including an individual whose services are contracted through a personal holding corporation) with whom the Corporation or a subsidiary has a contract for substantial services;

     (e) "Eligible Person" means, subject to all applicable laws, any employee, officer or Consultant of the Corporation or any Subsidiary of the Corporation;

     (f)  "Insider" means:

          (i) an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a Subsidiary, and

          (ii) an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is a insider by virtue of (i) above;

     (g) "Option" means an option to purchase Common Shares granted to an Eligible Person pursuant to the terms of the Plan;

     (h) "Participant" means Eligible Persons to whom Options have been granted;

     (i)  "Plan" means this Glyko Biomedical Share Option Plan - 1994;

     (j) "Share Compensation Arrangement" means any stock option, stock option plan, employee stock purchase plan or other compensation
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          or incentive mechanism involving the issuance or potential issuance of
          Common Shares, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

     (k) "Subsidiary" means any company that is a subsidiary of the Corporation as defined under section 1(4) of the Securities Act (Ontario); and

     (l) "Termination Date" means the date on which a Participant ceases to be an Eligible Person.

     In this Plan, words imparting the singular number only shall include the plural and vice versa and words imparting the masculine shall include the feminine.

     This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.2  Purpose
     -------

     The purpose of the Plan is to advance the interests of the Corporation by:

     (a)  providing Eligible Persons with additional incentive;

     (b)  encouraging stock ownership by such Eligible Persons;

     (c) increasing the proprietary interest of Eligible Persons in the success of the Corporation;

     (d) encouraging Eligible Persons to remain with the Corporation or its Subsidiaries; and

     (e)  attracting new employees and officers.

1.3  Administration
     --------------

     (a) The Plan shall be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less then 3 directors. If a committee is appointed for this purpose, all references herein to the Board will be deemed to be references to the Committee.

     (b) Subject to the limitations of the Plan, the Board shall have the authority to:
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          (i)   grant options to purchase Common Shares to Eligible Persons;

          (ii) determine the terms, limitations, restrictions and conditions respecting such grants;

          (iii) interpret the Plan and adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable; and

          (iv) make all other determinations and take all other actions in connection with the implementation and administration of the Plan including without limitation for the purpose of ensuring compliance with Section 1.8 hereof as it may deem necessary or advisable.

     The Board's guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Corporation and all other persons.

1.4  Shares Reserved
     ---------------

     (a) The maximum number of Common Shares which may be reserved for issuance for all purposes under the Plan shall be equal to 3,000,000. The maximum number of Common Shares which may be reserved for issuance to any one person under the Plan shall be 5% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other option to purchase Common Shares from treasury granted as a compensation or incentive mechanism.

          Any Common Shares subject to an Option which for any reason is cancelled or terminated without having been exercised, shall again be available for grants under the Plan. No fractional shares shall be issued and the Board may determine the manner in which fractional share values shall be treated.

     (b) If there is change in the outstanding Common Shares by reason of any stock dividend or split, recapitalization, amalgamation, consolidation, combination or exchange of shares, or other corporate change, the Board shall make, subject to the prior approval of the relevant stock exchange(s), appropriate substitution or adjustment in:
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          (i)  the number or kind of shares or other securities reserved for issuance pursuant to the Plan; and

          (ii) the number and kind of shares subject to unexercised Options theretofore granted and in the option price of such shares; provided however that no substitution or adjustment shall obligate the Corporation to issue or sell fractional shares. If the Corporation is reorganized, amalgamated with another corporation, or consolidated, the Board shall make such provision for the protection of the rights of Participants as the Board in its discretion deems appropriate.

1.5  Limits with respect to Insiders
     -------------------------------

     (a) The maximum number of Common Shares which may be reserved for issuance to Insiders under the Plan shall be 10% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to Insiders under any other Share Compensation Arrangement.

     (b) The maximum number of Common Shares which may be issued to Insiders under the Plan within a one year period shall be 10% of the Common Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Common Shares issued under the Plan or any other Share Compensation Arrangement over the preceding one year period. The maximum number of Common Shares which may be issued to any one Insider under the Plan within a one year period shall be 5% of the Common Shares outstanding at the time of the issuance (on a non-diluted basis), excluding Common Shares issued to such Insider under the Plan or any other Share Compensation Arrangement over the preceding one year period.

     (c) Any entitlement to acquire Common Shares granted pursuant to the Plan or any other Share Compensation Arrangement prior to the grantee becoming an Insider shall be excluded for the purposes of the limits set out in (a) and (b) above.

1.6  Non-Exclusivity
     ---------------

     Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required approvals.

1.7  Amendment and Termination
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     (a)  The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation and subject to any required approval. No such amendment, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant. If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force at the time of the Plan shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

     (b) With the consent of the affected Participants, the Board may amend or modify any outstanding Option in any manner to the extent that the Board would have had the authority to initially grant such award as so modified or amended, including without limitation, to change the date or dates as of which an Option becomes exercisable, subject to any required approvals.

1.8  Compliance with Legislation
     ---------------------------

     The Plan, the grant and exercise of Options hereunder and the Corporation's obligation to sell and deliver Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulations of any stock exchange(s) on which the Common Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required. The Corporation shall not be obligated by any provision of the Plan or the grant of any Option hereunder to issue or sell Common Shares in violation of such laws, rules and regulations or any condition of such approvals. No Option shall be granted and no Common Shares issued or sold hereunder where such grant, issue or sale would require legislation of the Plan or of Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue or sale of Common Shares hereunder in violation of this provision shall be void. In addition, the Corporation shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance, with all stock exchanges on which the Common Shares are listed for trading. Common Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws.

1.9  Effective Date
     --------------

     The Plan shall be subject to the approval of any relevant regulatory authority whose approval is required and shall be subject to the approval of shareholders of the Corporation. Any Options granted prior to such approvals and acceptances
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shall be conditional upon such approvals and acceptances being given and no such
Options may be exercised unless such approval and acceptance is given.



                                   SECTION 2
                                    OPTIONS

2.1  Grants
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     Subject to the provisions of the Plan, the Board shall have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set forth in Section 2.3 hereof, applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant's rights in respect of Common Shares acquired upon exercise of an Option may be forfeited. An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion. In the event that no contrary specific determination is made by the Board with respect to each Option, a Participant may take up not more than 20% of the Shares covered by the Option during each 12 month period from the date of the grant of the Option; provided, however, that if the number of Common Shares taken up under the Option during any such 12 month period is less than 20% of the Common Shares covered by the Option, the Participant shall have the right, at any time or from time to time during the remainder of the term of the Option, to purchase such number of Common Shares subject to the Option which were purchasable, but not purchased by him, during such 12 month period.

2.2  Option Price
     ------------

          The Board shall establish the option price at the time each Option is granted, which shall in all cases be not less than the closing price of the Common Shares on The Toronto Stock Exchange on the trading day immediately preceding the date of the grant or the average of the bid and ask prices if no sales of Common Sales on The Toronto Stock Exchange were reported on the trading day immediately preceding the date of the grant.

     The option price shall be subject to adjustment in accordance with the provisions of Section 1.4(b) hereof.

2.3  Exercise of Options
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     (a)  Options granted must be exercised no later than 10 years after the date of grant or such lesser period as the regulations made pursuant to the Plan may require.

     (b) Options shall not be transferable by the Participants otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant's legal representative.

     (c)  Except as otherwise determined by the Board:

          (i) if a Participant ceases to be an Eligible Person for any reason whatsoever other than death, each Option held by the Participant will, subject to the provisions of Section 2.3(a) hereof, cease to be exercisable 90 days after the Termination Date. If any portion of an Option is not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Participant. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant;

          (ii) if a Participant dies the legal representative of the Participant may, subject to the provisions of Section 2.3(a) hereof, exercise the Participant's Options within six months after the date of the Participant's death, but only to the extent the Options were by their terms exercisable on the date of death.

     (d) Each Option shall be confirmed by an option agreement executed by the Corporation and by the Participant.

     (e) The exercise price of each Common Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, and upon receipt of payment in full, but subject to the terms of the Plan, the number of Common Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable.

     (f) Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to the Corporation at its registered
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          office of a written notice of exercise addressed to the Secretary-
          Treasurer of the Corporation specifying the number of Common Shares with respect to which the Option is being exercised and accompanied by payment in full of the Option Price of the Common Shares to be purchased. Certificates for such Common Shares shall be issued and delivered to the Optionee within a reasonable period of time following the receipt of such notice and payment.

     (g) Notwithstanding any of the provisions contained in the Plan or in any Option, the Corporation's obligation to issue Common Shares to a Participant pursuant to the exercise of an Option shall be subject to:

          (i) completion of such registration or other qualification of such Common Shares or obtaining approval of such governmental or regulatory authority as counsel to the Corporation shall reasonably determine to be necessary or advisable in connection with the authorization, issuance or sale thereof;

          (ii) the admission of such Common Shares to listing on any stock exchange on which the Common Shares may then be listed; and

          (iii) the receipt from the Participant of such representations, agreements and undertakings, including as to future dealings in such Common Shares, as counsel to the Corporation reasonably determines to be necessary or advisable in order to safeguard against the violation of the laws of any jurisdiction.

          In this connection the Corporation shall, to the extent necessary, take all reasonable steps to obtain such approvals, registrations and qualifications as may be necessary for issuance of such Common Shares in compliance with applicable laws and for the admission to listing of such Shares on any stock exchange on which the Common Shares are then listed.


                                   SECTION 3
                            MISCELLANEOUS PROVISIONS

3.1 The holder of an Option shall not have any rights as a shareholder of the Corporation with respect to any of the Common Shares covered by such Option until such holder shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the Option Price of the Common Shares in respect of which the Option is being exercised).
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3.2  Nothing in the Plan or any Option shall confer upon a Participant any right to continue in the employ of the Corporation or any Subsidiary or affect in any way the right of the Corporation or any Subsidiary to terminate his employment at any time; nor shall anything in the Plan or any Option be deemed or construed to constitute an agreement, or an expression of intent, on the part of the Corporation or any Subsidiary to extend the employment of any Participant beyond the time which he would normally be retired pursuant to the provisions of any present or future retirement plan of the Corporation or any Subsidiary, or beyond the time at which he would otherwise be retired pursuant to the provisions of any contract of employment with the Corporation or any Subsidiary.